Exhibit 99.1

News

For Immediate Release

EP Energy Announces Suspension of Trading and Commencement of NYSE Delisting Procedures; Common Stock Expected to Begin Trading on the OTC Markets Friday, May 24, 2019

HOUSTON, TEXAS, May 23, 2019—EP Energy Corporation (NYSE: EPE) (the “Company”) today confirmed that the New York Stock Exchange (“NYSE”)  has suspended trading in the Company’s common stock, effective immediately, and has initiated proceeding to delist the common stock from the NYSE. The determination was based on “abnormally low” price levels of the Company’s common stock pursuant to Section 802.01D of the NYSE Listed Company Manual.

The NYSE stated that it will apply to the Securities and Exchange Commission (“SEC”) to delist the Company’s common stock upon completion of all applicable procedures.

The Company expects that its common stock will begin to trade on over-the-counter Pink (OTCP) markets beginning May 24, 2019 under the symbol ‘EPEG’. The transition to the over-the-counter markets will not affect the Company’s business operations. The Company will remain subject to the public reporting requirements of the SEC following the transfer.

About EP Energy

The company focuses on enhancing the value of its high quality asset portfolio, increasing capital efficiency, maintaining financial flexibility, and pursuing accretive acquisitions and divestitures.  EP Energy is working to set the standard for efficient development of hydrocarbons in the U.S.  Learn more at epenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections of EP Energy. We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed. Whenever possible, these forward-looking statements are identified by words such as “expects,” “believes,” “anticipates” and similar phrases. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.

Contact

Investor and Media Relations

Jordan Strauss

713-997-6791

Jordan.Strauss@epenergy.com